UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 16, 2009

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   612-330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 16, 2009, the Xcel Energy Inc. (the “Company”) board of directors approved the Company’s 2010 Executive Annual Discretionary Award Plan (the “Discretionary Plan”), a discretionary cash bonus plan.  The Discretionary Plan is intended to replace the discretionary component of the Company’s existing Executive Annual Incentive Award Plan (the “2005 Plan”), payments under which for 2010 performance will be determined solely on the basis of achievement of pre-determined performance objectives that relate to the business or financial goals of the Company, thereby enabling such payments to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.  All employees who participate in the 2005 Plan, including the Company’s executive officers, will be eligible for a discretionary bonus payment under the Discretionary Plan.

The amount of a bonus payment under the Discretionary Plan for fiscal year 2010 will be based upon a Committee-approved assessment of an eligible employee’s individual performance during fiscal year 2010 with respect to factors deemed relevant by the Committee, expressed in terms of a leadership score.  The amount of any discretionary bonus payment under the Discretionary Plan will be determined by multiplying the cash amount payable, if any, to the employee under the 2005 Plan by a percentage (which could range between 0% and 100%) that corresponds to the employee’s leadership score.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

By	/s/ Cathy J. Hart
Cathy J. Hart
Vice President and Corporate Secretary

Date: December 21, 2009